UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 9, 2025

COMSTOCK INC.
(Exact Name of Registrant as Specified in its Charter)

Nevada (State or Other Jurisdiction of Incorporation)	001-35200 (Commission File Number)	65-0955118 (I.R.S. Employer Identification Number)

117 American Flat Road, Virginia City, Nevada 89440
(Address of Principal Executive Offices, including Zip Code)
Registrant’s Telephone Number, including Area Code: (775) 847-5272

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.000666 per share	LODE	NYSE AMERICAN

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company      ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.      ☐

Item 8.01 Other Events.

On April 7, 2022, Comstock Exploration and Development LLC (“Comstock Exploration”), a wholly owned subsidiary of Comstock Inc. (the “Company”) entered into a purchase agreement (the “Purchase Agreement”) with Decommissioning Services LLC (“Decommissioning Services”) to purchase approximately 190 industrial acres in Lyon County, Nevada for a total purchase price of $2.1 million. On November 7, 2022, the parties amended the Purchase Agreement, whereby Comstock Exploration made additional cash payments toward the purchase price to Decommissioning Services for a total of $400,000.

On April 2, 2024, the parties amended the Purchase Agreement (the “Second Amendment”) to (i) extend the latest date of the closing to June 30, 2025 (ii) increase the purchase price to $2.2 million and (iii) issue an additional one-for-ten (1:10) reverse stock split adjusted 150,000 common shares of the Company to Decommissioning Services. Pursuant to the Second Amendment, Comstock Exploration pays $75,000 per month to Decommissioning Services, with $60,000 of each payment applied to the $2.2 million purchase price, until the sum of such applied cash amounts plus previous cash payments plus the net proceeds from the sale of the Company common shares equals $2.2 million.

On June 9, 2025, the parties amended the Purchase Agreement (the “Third Amendment”) to extend the latest date of the closing to December 31, 2025, and issue an additional 200,000 common shares of the Company to Decommissioning Services. Pursuant to the Third Amendment, Comstock Exploration will not be required to make cash payments following any month in which the sale of any common shares of the Company held by Decommissioning Services results in proceeds greater than $60,000. The Company believes the additional shares are sufficient to cover any remaining obligations toward the purchase of the approximately 190 industrial acres in Lyon County, with any excess shares or dollar amounts over the purchase price to be returned to the Company.

Item 9.01 Financial Statements and Exhibits.

d) Exhibits.

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMSTOCK INC.

Date: June 12, 2025	By:	/s/ Corrado DeGasperis
Corrado De Gasperis Executive Chairman and Chief Executive Officer